EXHIBIT 99.1

[FORM OF PROXY CARD]

PIXELWORKS, INC.

PROXY FORM

This Proxy is Solicited On Behalf of the Board of Directors of Pixelworks, Inc. for the Special

Meeting of Shareholders on             , 2003.

YOUR VOTE IS IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE OF

THIS CARD.

I, the undersigned shareholder of Pixelworks, Inc., an Oregon corporation (the “Company”), hereby acknowledge receipt of the Notice of Special Meeting of Pixelworks, Inc. and the Joint Proxy Statement/Prospectus, each dated                     , 2003, and hereby name, constitute and appoint Allen H. Alley, President of the Company, and Jeffrey B. Bouchard, Secretary of the Company, or either of them acting alone, to be my proxy agent with full power of substitution to vote as indicated on the opposite side hereof, all of the shares of the Company standing in my name on its books at the Special Meeting of Shareholders to be held at              a.m., on                     , 2003, at                     , Oregon, or any adjournment or adjournments thereof.

THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS ON THE OPPOSITE SIDE HEREOF.

CONTINUED AND TO BE SIGNED ON REVERSE

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE  FOLLOWING PROPOSALS

1.	To approve the issuance of shares of Pixelworks common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger dated as of March 17, 2003 by and among Genesis Microchip, Inc., Pixelworks and Display Acquisition Corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To approve an amendment to Pixelworks’ articles of incorporation effective upon completion of the merger, changing the name of Pixelworks to Genesis Pixelworks, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote by the undersigned upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

I hereby ratify and confirm all acts my proxy agent may do or cause to be done by virtue of this Proxy. I hereby revoke all proxies heretofore given by me for any meeting of the shareholders of the Company.

DATED this              day of             , 2003.

Number of Shares:

(Print Name)	(Please sign name exactly as it appears on your stock it appears on your stock certificate.)

If stock is held jointly, each holder should sign. If execution is by an attorney, executor, administrator, trustee, guardian, or other legal representative, please give full title as such.